                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): FEBRUARY 8, 2001



                           COVER-ALL TECHNOLOGIES INC.
              -----------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


              DELAWARE                 0-13124              13-2698053
    (STATE OR OTHER JURISDICTION      (COMMISSION          (IRS EMPLOYER
         OF INCORPORATION)            FILE NUMBER)      IDENTIFICATION NO.)


                18-01 POLLITT DRIVE, FAIR LAWN, NEW JERSEY 07410
              -----------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


       Registrant's telephone number, including area code (201) 794-4800


                                       N/A
              -----------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.  OTHER EVENTS.

         In a press release dated February 1, 2001, Cover-All Technologies Inc. (the "Company") announced that John Roblin, President and Chief Executive Officer, had been named Chairman of the Board of Directors of the Company, replacing Mark Johnston, who will remain a director of the Company. The Company also announced that it had named Ann Massey, its Controller, as its Chief Financial Officer, to replace Mr. Johnston, who had been the Interim Chief Financial Officer since March 2000. A copy of the release is attached.

         The Company has recently entered into an employment agreement with Mr. Roblin, effective as of January 25, 2001, a copy of which is attached. This employment agreement replaces the employment agreement between Mr. Roblin and the Company dated as of December 20, 1999 except for the provisions contained in
Section 4(c) and Section 10 of such agreement which shall continue in full force and effect pursuant to their terms.


ITEM 7.  EXHIBITS.

         (c)      EXHIBITS.

                  99.1     Press Release, dated February 1, 2001.

                  99.2 Employment Agreement, dated as of January 25, 2001, by and between the Company and John Roblin.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COVER-ALL TECHNOLOGIES INC.


Date:           FEBRUARY 8, 2001        By:   /s/ Ann Massey
                                            ------------------------------------
                                             Ann Massey, Chief Financial Officer


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